UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2004

DIVERSA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-29173	22-3297375
(Commission File No.)	(IRS Employer Identification No.)

4955 DIRECTORS PLACE

SAN DIEGO, CALIFORNIA 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 526-5000

Item 12. Results of Operations and Financial Condition.

Diversa Corporation (the “Company”) will report updated financial guidance for 2003 and financial guidance estimates for 2004 in connection with its participation in JPMorgan’s Annual Healthcare Conference, which is currently ongoing in San Francisco, California. The Company’s presentation at the conference will begin at 10:30 a.m. PDT on Thursday, January 15th, at the Westin St. Francis Hotel in San Francisco, and will be webcast live through the Company’s website at http://www.diversa.com/webcast and through the JP Morgan website at https://events.jpmorgan.com/healthcare04. An archived version of the presentation will also be available through the Company’s website for a limited time following the conference.

The Company previously provided guidance of $48 million to $53 million in estimated revenue for 2003, and will report that it expects estimated revenue for 2003 to be toward the lower end of that range, including approximately $3 million in product revenue. The Company also previously provided a net loss range for 2003 of $58 million to $61 million, including non-cash expenses of $25 million, and will report that it expects its estimated net loss for 2003 to be at the low end of the range at approximately $58 million. In addition, the Company previously reported an estimated cash burn range for 2003 of $35 million to $40 million, and will report that it expects its estimated cash burn for 2003 to be toward the lower end of that range.

The Company also will report that it had received an estimated $152 million in funding from strategic partners from its inception through December 31, 2003, and that, as of December 31, 2003, the Company expected to receive at least an additional $111 million in funding from its strategic partners through 2010, subject to its performance under its existing agreements, excluding milestone payments, license and commercialization fees, and royalties or profit sharing. In addition, the Company will report that its estimated cash balance as of December 31, 2003 was $127 million.

The Company also will report that it expects its revenues to be approximately $70 million in 2004, including over $10 million in product revenue, and that it expects its net loss for 2004 to be approximately $33 million and its cash burn for 2004 to be approximately $30 million.

Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not strictly historical are “forward-looking” and involve a high degree of risk and uncertainty. These include statements related to financial estimates and financial guidance. Such statements are only estimates and predictions. The Company is in the process of completing its audit for its 2003 financial statements, and its audited 2003 results may differ materially from its 2003 results projected in such forward-looking statements. Factors that could cause or contribute to differences between its financial guidance and its 2003 and 2004 financial results include, but are not limited to, risks involved with the Company’s new and uncertain technologies, risks associated with the Company’s dependence on patents and proprietary rights, risks associated with the Company’s protection and enforcement of its patents and proprietary rights, the Company’s dependence on existing collaborations and its ability to achieve milestones under existing and future collaboration agreements, the ability of the Company to commercialize products using the Company’s technologies, the development or availability of competitive products or technologies and the future ability of the Company to enter into and/or maintain collaboration and joint venture agreements. Certain of these factors and others are more fully described in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003. These forward-looking statements speak only as of the date hereof. The Company expressly disclaims any intent or obligation to update these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSA CORPORATION

Dated: January 13, 2004	By:	/s/ KARIN EASTHAM

	Name:	Karin Eastham
	Title:	Senior Vice President, Finance, Chief
Financial Officer and Secretary

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